  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2024 (May 6, 2024)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB 1158, 1000 Brickell Avenue, Suite 715
Miami, FL 33131
(Address of principal executive offices, including zip code)

786-209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 6, 2024, Laureate Education, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with each of Snow Phipps Group, LLC, Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co-Investment, L.P. (each, a “Seller and together, the “Sellers”), pursuant to which the Company agreed to purchase an aggregate of 2,114,928 shares of the Company’s common stock from the Sellers at a purchase price of $14.64 per share for an aggregate purchase price of $30,958,422 (the “Purchase Price”). These shares will be repurchased as part of the Company’s existing $100 million share repurchase program that was previously announced on February 22, 2024. Following this purchase, there will be approximately $36.1 million of authorization remaining under the Company's $100 million share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: May 7, 2024
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